Cooperation Research Agreement

Cooperation Research Agreement ("Agreement") is between GLOBAL WARMING SOLUTIONS, Inc., organized and existing under the laws of the State of Nevada with its principal offices at 1200 Smith Street, Suite 1600, Houston, TX 77002, USA ("GWS"), and ODESSA I.I. MECHNIKOV NATIONAL UNIVERSITY, a body corporate and politic organized and existing under the laws of the Ukraine with its principal offices at 2, Dvoryanskaya str. Odessa, Ukraine, 65082 ("UNIVERSITY"). The parties may be referred to individually as "Party" and collectively as the "Parties".

The Parties contemplate that the research to be performed under this Agreement will be of mutual interest and benefit; and

UNIVERSITY has determined that the research will further the instructional, research, public service or economic development objectives of UNIVERSITY consistent with its status as a public institution of higher education.

NOW, THEREFORE, the Parties agree:

1.0. The Research

1.1. Statement of Work. GWS and UNIVERSITY will use reasonable efforts to cooperate in performing the research project titled "Photovoltaic-Thermal conversion of solar energy ".

1.2. Principal Investigator. The Principal Investigator who will direct the Research for GWS is Olexander Kornaraki. If the Principal Investigator becomes unable to perform this Agreement for any reason, GWS may appoint a successor Principal Investigator with UNIVERSITY's written approval. Either Party may terminate this Agreement in accordance with Section 3.5 if the Parties cannot agree on an acceptable successor within a reasonable time.

1.3. Performance Period. UNIVERSITY will advantage the Research during the period of investigations. The Parties may extend the Performance Period by written amendment.

1.4. Equipment/Supplies. Title to all equipment and property afforded by UNIVERSITY under this Agreement will be in and remain with UNIVERSITY even after completion or termination of the Agreement.

2.0. Research Costs

2.1. Budget. GWS will perform the said research project at one's own expense during the Performance Period.

3.0. Effective Date and Termination

3.1. Effective Date. This Agreement is effective on the date signed by the last of the Parties to sign this Agreement, or otherwise on ("Effective Date").

3.2. Expiration. This Agreement will expire on the end date of the Performance Period, unless sooner terminated in accordance with this Section 3.

3.3. Termination for Convenience. Either Party may terminate this Agreement for convenience by providing 60 days' advance written notice to the other Party.

3.4. Immediate Termination. Either Party may terminate this Agreement effective immediately upon notice to the other if: (a) the Parties cannot agree on an acceptable successor Principal Investigator; (b) GWS has been declared insolvent, ceases (or threatens to cease) to carry on its business; or an administrator or receiver has been appointed over all or part of its assets.

4.0. Confidential Information

4.1. Confidentiality Obligation. Each Party will advise its employees to use reasonable efforts to hold in confidence all proprietary information received from the other Party in connection with the Research ("Confidential Information"); provided, however, that each Party may share Confidential Information with third parties to the extent necessary to perform the Research under terms consistent with this Agreement. For written disclosures, the Party disclosing Confidential Information will mark the information "Confidential" at the time of disclosure. For oral or visual disclosures, the Party disclosing Confidential Information will designate the information "Confidential" at the time of disclosure and confirm such designation in writing to the other Party no later than 30 days after disclosure. Except as provided in Section 6.2, each Party's obligation of confidentiality shall extend for three years from disclosure and shall not apply to information that: (a) was in recipient's possession on a non-confidential basis prior to receipt from disclosing Party; (b) is in the public domain or is general or public knowledge prior to disclosure, or after disclosure, enters the public domain or becomes general or public knowledge through no fault of recipient; (c) is properly obtained by recipient from a third party not under a confidentiality obligation to disclosing Party; (d) is explicitly approved for release by written authorization of disclosing Party; (e) is or has been developed by recipient independent of recipient's access to disclosing Party's Confidential Information; or (f) is required by law or court order to be disclosed.

5.0. Publication/Public Presentations

5.1. Copies of Publications. GWS will furnish UNIVERSITY with a copy of any publications resulting from the Research.

5.2. Acknowledgment. Each Party will acknowledge the contributions of the other Party in publications or public presentations as scientifically appropriate.

6.0. Intellectual Property

6.1. Inventions. "Inventions" means those potentially patentable discoveries, including pending patent applications and issued patents, first conceived and actually reduced to practice in performance of the Research. GWS shall own all Inventions first conceived and actually reduced to practice solely by UNIVERSITY employees or solely by GWS employees through significant use of GWS resources ("GWS Inventions"). UNIVERSITY shall own all Inventions otherwise first conceived and actually reduced to practice solely by UNIVERSITY employees ("UNIVERSITY Inventions"). The Parties shall jointly own all Inventions first conceived and actually reduced to practice by both UNIVERSITY and GWS employees ("Joint Inventions").

6.2. Confidentiality of Invention Disclosures. UNIVERSITY will promptly notify GWS of any Invention disclosure received by him. GWS shall treat all UNIVERSITY Invention disclosures as Confidential Information. Notwithstanding Section 4.1, GWS's obligation of confidentiality for Invention disclosures shall continue until the Confidential Information becomes publicly available through no fault of GWS. Each Party will promptly notify the other of any Joint Inventions.

7.0. Copyrights. Title to all original works of authorship created in performance of the Research and in which copyright may be claimed ("Copyrightable Works") shall vest initially in the author.

8.0. Limitation of/Release from Liability

8.1. Limitation of Liability. UNIVERSITY SHALL NOT BE LIABLE TO GWS FOR INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE, INCIDENTAL OR OTHER DAMAGES (INCLUDING LOST REVENUE, PROFITS, USE, DATA OR OTHER ECONOMIC LOSS OR DAMAGE) HOWEVER CAUSED AND REGARDLESS OF THEORY OF LIABILITY (WHETHER FOR BREACH OR IN TORT, INCLUDING NEGLIGENCE) ARISING FROM, RELATED TO, OR CONNECTED WITH GWS'S USE OF DATA, INVENTIONS, COPYRIGHTABLE WORKS, TRP, OR ANY OTHER RESEARCH RESULTS PROVIDED BY UNIVERSITY, EVEN IF UNIVERSITY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

8.2. Release from Liability. UNIVERSITY releases and its Trustees, officers, employees, and agents from all liability, and shall be responsible, for any and all costs, damages, and expenses, including attorney fees, arising from any claims, damages, and liabilities asserted by third parties in connection with or arising from GWS's use of data, Inventions, Copyrightable Works, or any other Research results provided by GWS.

9.0. General Provisions

9.1. Use of Names. Neither Party will use the name of the other in any form of advertising or publicity without the express written permission of the other Party

9.2. Relationship of the Parties. Neither Party is agent, employee, legal representative, partner or joint venturer of the other. Neither Party has the power or right to bind or commit the other.

9.3. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Ukraine, without reference to its conflict of law provisions.

9.4. Third Party Beneficiaries. This Agreement does not create any rights, or rights of enforcement, in third parties.

9.5. Severability. If a court of competent jurisdiction finds any provision of this Agreement legally invalid or unenforceable, such finding will not affect the validity or enforceability of any other provision of this Agreement and the Parties will continue to perform. If the Agreement cannot be performed in the absence of the provision, this Agreement will terminate upon 30 days' written notice by one Party to the other Party.

9.6. Merger. This Agreement and all attachments embody the entire understanding of the Parties and will supersede all previous or contemporaneous communications, either verbal or written, between the Parties relating to this Agreement. All terms and conditions of any instruments, including purchase orders, issued by GWS to facilitate payment under this Agreement are void, even though they may be issued after the signing of this Agreement.

9.7. Amendments. No modification to this Agreement will be effective unless confirmed in a written amendment signed by each Party's authorized representative.

9.8. Counterparts. The Parties may sign this Agreement in one or more counterparts, each of which constitutes an original and all of which together constitute the Agreement.

9.9. Assignments. This Agreement shall bind, and inure to the benefit of, the Parties and any successors to substantially the entire assets of the respective Party. Neither Party may assign this Agreement without first obtaining the prior written consent of the other Party, and any attempted assignment is void.

9.10. Force Majeure. Each Party will be excused from performance of the Agreement only to the extent that performance is prevented by conditions beyond the reasonable control of the affected Party. The Party claiming excuse for delayed performance will promptly notify the other Party and will resume its performance as soon as performance is possible.

9.11. Resolution of Disputes. The Parties will enter into good faith negotiations to resolve any disputes arising from this Agreement. Resolution will be confirmed by written amendment to this Agreement. If the Parties cannot resolve any dispute amicably through negotiation, either Party may terminate this Agreement in accordance with Article 3.0.

9.11. Survival. All terms of this Agreement that are intended to survive termination or expiration in order to be effective shall survive such termination or expiration.

NAMES AND TITLES OF AUTHORIZED SIGNATORIES

GWS:
17891 McPhail Rd, RR#2 Martintown, Ontario, K0C 1SO CANADA

Telephone: 713-353-4676
Fax: 713-353-4676

PRESIDENT AND CEO,

Vladimir Vasilenko	______________________________

Principal Investigator
Olexander Kornaraki	______________________________

UNIVERSITY:
2, Dvoryanskaya str., Odessa, Ukraine, 65082

RECTOR OF ODESSA I.I. MECHNIKOV NATIONAL UNIVERSITY

V.A.Smyntyna	______________________________